UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2013
Date of Report (Date of earliest event reported)

VIEW SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30178	59-2928366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Caton Center Drive, Suite E Baltimore, Maryland 21227	21227
(Address of principal executive offices)	(Zip Code)

(410) 242-8439

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on February 26, 2013, the Board of Directors of View Systems Inc., a Nevada corporation (the "Company"), accepted the consent from Reid R. Miles as a member of the Board of Directors effective March 1, 2013. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Gunther Than, Michael L. Bagnoli, Martin Maassen and Reid R. Miles.

Biography

Reid R. Miles. Mr. Miles has over twenty years of experience in investment management and operational management. He has been active as a professional investor for over sixteen years during which he has invested in over thirty direct investments and managed numerous fund investments. Since 2005, Mr. Miles has been the founder and chief executive officer of Miles Howland & Co. LLC, a New York based investment management firm focused on the management of alternative asset investments. Prior to founding Miles Howland & Co LLC, from approximately 2001 through 2005, Mr. Miles was a managing director and partner of BV Group Ventures LLC. BV Group Ventures LLC is a diversified international investment management firm. From approxiamtely 1996 through 2001, Mr. Miles was a founding partner and managing director at Blue Water Capital LLC, a venture capital firm.

In addition to being an experienced investor, Mr. Miles is a proven business entrepreneur, manager and executive. He is currently a director of the following companies: CreditSights (www.creditsights.com) an independent research firm focused on global credit markets and Tachyon Networks (www.tachyon.com) a developer of satellite broadband communications solutions.

Mr. Miles graduated with honors from Claremont McKenna College in 1984. He also completed a management training program at IBM Corporation in 1986.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2013, the Board of Directors of the Company authorized the execution of a consulting agreement with Reid Miles effective March 1, 2013 (the "Consulting Agreement") based upon a perceived need for additional expertise and consulting services in the refinement and execution of its strategic plan, including product strategy and technology roadmapping, development of budgets and financial operating models and ongoing capitalization of the Company.

In accordance with the terms and provisions of the Consulting Agreement, Mr. Miles shall: (i) assist in the preparation of updated strategic business plans, including potential market share, revenues, variable and fixed costs, capital items and projected revenues and net income; (ii) consult on the ongoing capital structure for the Company and the optimal capital planning; (iii) consult on the development of strategic partners for the Company including manufacturing partners, distribution partners, fulfillment partners and capital partners; and (iv) lead the recruitment effort of a new chief executive officer and further outside board members for the Company to assist in growing the Company and in its overall corporate governance.

In further accordance with the terms and provisions of the Consulting Agreement, the Company shall grant to Mr. Miles an aggregate of 15,000,000 stock options with an exercise price of $0.03 per share for a five year exercise period.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Consulting Agreement dated February 20, 2013 between View Systems Inc. and Reid R. Miles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW SYSTEMS INC.
DATE: March 5, 2013	Name: Gunther Than Title: President/Chief Executive Officer